Exhibit 99.1

Contacts:
Robin Stoecker
Public Relations
(650) 603-5854 rstoecker@mercury.com

Michelle Ahlmann Investor Relations (650) 603-5464 mahlmann@mercury.com

For Immediate Release

MERCURY COMPLETES SYSTINET ACQUISITION

Mercury and Systinet to Optimize the Business Outcomes of SOA Applications

MOUNTAIN VIEW, CALIF. – February 1, 2006 – Today, Mercury Interactive Corporation (OTC: MERQ), the global leader in business technology optimization (BTO) software, announced it has completed its acquisition of Systinet Corporation. The acquisition of Systinet, a leading provider of service-oriented architecture (SOA) governance and lifecycle management software and services, extends Mercury’s BTO leadership.

On January 9, 2006 Mercury announced that it had entered into a definitive agreement to acquire Systinet, and the acquisition closed on January 31, 2006.

Systinet SOA products provide a “system of record” that helps provide the visibility, control, quality, and integrity critical to SOA success. Systinet technology, when combined with Mercury BTO Enterprise™ offerings, will help enable customers to take a lifecycle approach to optimizing the quality, performance and availability of SOA business services.

Mercury plans to leverage Systinet products to help customers mitigate the risk to business outcomes of SOA initiatives. Customers will be able to use Mercury and Systinet offerings to deliver predictable, consistent business results from SOA initiatives; provide the control and visibility required to ensure the reuse of business services; and optimize the quality, performance and availability of SOA applications.

ABOUT MERCURY

Mercury Interactive Corporation (OTC: MERQ), the global leader in business technology optimization (BTO) software, is committed to helping customers optimize the business value of information technology. Founded in 1989, Mercury conducts business worldwide and is one of the largest enterprise software companies today. Mercury provides software and services for IT Governance, Application Delivery, and Application Management. Customers worldwide rely on Mercury offerings to

Mercury Completes Acquisition of Systinet	Page 2

govern the priorities, processes and people of IT and test and manage the quality and performance of business-critical applications. Mercury BTO offerings are complemented by technologies and services from global business partners. For more information, please visit http://www.mercury.com

ABOUT SYSTINET

Systinet provides a leading foundation for SOA governance and lifecycle management. Founded in 2000, Systinet’s proven and standards-based products, including Systinet Registry and Systinet Policy Manager, help enable IT organizations to rapidly leverage existing technology investments, provide interoperability between heterogeneous systems, and better align business processes with IT. Customers receive the benefits of a simpler, faster, standards-based way to dramatically improve IT responsiveness and technology asset reuse, while helping to maximize the ROI for SOA.

Forward Looking Statements

This press release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning Mercury’s future product and service offerings and the benefits expected from this acquisition. Mercury’s actual product and service plans and results and the benefits expected from this acquisition may differ materially from the forward-looking statements made by, or on behalf of, Mercury. The potential risks and uncertainties include, among other things: 1) difficulties in integrating the Systinet business and offerings with Mercury’s business and offerings; 2) the timing of completion of the Company’s review, restatement and filing of its historical financial statements and the filing of its Forms 10-Q for the second and third quarters of fiscal year 2005, 3) the nature and scope of the ongoing SEC investigation, 4) the timing of the availability of Mercury products, services, product enhancements and service enhancements; 5) the failure of Mercury products, services, product enhancements and service enhancements to meet customers’ expectations, needs or perform as described; 6) the dependence of Mercury’s financial growth on the continued success and acceptance of its existing and new software products and services, and the success of its BTO strategy; 7) the ability to increase sales through our direct and indirect channels, as well as international sales; 8) intense competition for Mercury’s products and services; and 9) the additional risks and important factors described in Mercury’s SEC reports, including the Annual Report to Stockholders on Form 10-K for fiscal year ended December 31, 2004, and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, which are available at the SEC’s website at www.sec.gov. All of the information in this press release is made as of the date of this press release, and Mercury undertakes no duty to update any forward-looking statements.

# # #

Mercury, Mercury BTO Enterprise, the Mercury logo and Systinet are trademarks of Mercury Interactive Corporation and may be registered in certain jurisdictions.

All other company, brand and product names may be trademarks or registered trademarks of their respective holders.

Mercury Completes Acquisition of Systinet	Page 3

MERCURY

www.mercury.com

379 North Whisman Road

Mountain View, California 94043

Tel: (650) 603-5200

Fax: (650) 603-5300